    As filed with the Securities and Exchange Commission on March 29, 2000

                                                     Registration No. 333-______

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ______________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          AVERY COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                          12-2227079
  (State or Other Jurisdiction of                         (I.R.S. Employer
   Incorporation or Organization)                        Identification No.)


                     190 South LaSalle Street, Suite 1710
                               Chicago, Illinois                 60603
                   (Address of Principal Executive Offices)    (Zip Code)

                          AVERY COMMUNICATIONS, INC.
                         1999 FLEXIBLE INCENTIVE PLAN

                           (Full Title of the Plan)

                               Scot M. McCormick
                          Avery Communications, Inc.
                     190 South LaSalle Street, Suite 1710
                           Chicago, Illinois  60603
                    (Name and Address of Agent for Service)

                                (312) 419-0077
         (Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
                                   Proposed         Proposed
Title of              Amount        Maximum          Maximum       Amount of
Securities            to be     Offering Price      Aggregate     Registration
to be Registered    Registered     Per Share     Offering Price       Fee
------------------------------------------------------------------------------
Common Stock,
par value $0.01
per share            1,500,000      $3.625*        $5,437,500*       $1,435.50
------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h). Pursuant to Rule 457(h), this estimate is based upon the average of the bid and the ask prices of the Registrant's common stock, par value $0.01 per share, on March 27, 2000 (as reported on the OTC Bulletin Board).

                                    PART I

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's prospectus filed on August 27, 1999 pursuant to Rule 424(b)(3) (File No. 333-65133);

     (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since August 27, 1999; and

     (c) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant with the Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

Delaware General Corporation Law

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigation (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are not such director, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     Certificate of Incorporation

     The Certificate of Incorporation of the Registrant, as amended, provides that a director of the Registrant shall not be liable to Avery or its stockholders for monetary damages for breach of fiduciary duty as a director, unless the breach involved (i) a breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful dividend payments or stock purchases or redemptions or
(iv) for a transaction from which the director derived an improper personal benefit. The Amended Certificate of Incorporation provides that the Registrant will indemnify all persons whom it may indemnify to the fullest extent permitted by the DGCL.

     Amended and Restated Bylaws

     The Amended and Restated Bylaws of the Registrant provide that each person who at any time is or was a director of the Registrant, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director of the Registrant, or is or was serving at the request of the Registrant as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic of foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Registrant, against costs, charges, expenses (including without limitation, court costs and attorneys' fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred or suffered by such person in connection with a Proceeding, so long as a majority of a quorum of disinterested directors, the stockholders or legal counsel through a written opinion do not determine that such person did not act in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and in the cause of a criminal Proceeding, such person had reasonable cause to believe his conduct was unlawful. The Amended and Restated Bylaws also contain certain provisions designed to facilitate receipt of such benefits by any such persons, including the prepayment of any such benefits.

     Indemnification Agreements

     The Registrant has entered into Indemnification Agreements pursuant to which it will indemnify certain of its directors and officers against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director or officer, in his capacity as such, is made or threatened to be made a party to any suit or proceeding. Such persons will be indemnified to the fullest extent now or hereafter permitted by the DGCL. The Indemnification Agreements also provide for the advancement of certain expenses to such directors and officers in connection with any such suit or proceeding.

     Insurance

     The Registrant has a directors' and officers' liability insurance policy to insure its directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of the Registrant, including liabilities arising under the Securities Act.

Item 8.  Exhibits

4.1/(1)/  Certificate of Incorporation, as amended

4.2/(2)/  Amended and Restated Bylaws

5.1* Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered

23.1*   Consent of King Griffin & Adamson P.C.

23.2*   Consent of Winstead Sechrest & Minick P.C. (included as part of
        Exhibit 5.1)

24.1*   Power of Attorney (See Page II-1 of this Registration Statement).

99.1*   Avery Communications, Inc. 1999 Flexible Incentive Plan
_______________________
*Filed herewith.
/(1)/ Incorporated herein by referenced to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-65133).
/(2)/ Incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on From SB-2 (File No. 333-65133).

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statement required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3."

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof."

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 29th day of March, 2000.

                                AVERY COMMUNICATIONS, INC.


                                By:   /s/ Scot M. McCormick
                                   ---------------------------------------
                                   Scot M. McCormick
                                   Vice President, Chief Financial
                                   Officer and Secretary



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick J. Haynes, III, Mark J. Nielsen and Scot M. McCormick, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign any and all documents relating to this Registration Statement, including any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and supplements thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                            Title                       Date
         ---------                            -----                       ----
/s/ Patrick J. Haynes, III        Director, Chairman of the Board     March 29, 2000
----------------------------
Patrick J. Haynes, III


/s/ Mark J. Nielsen               Director, President and Chief       March 29, 2000
----------------------------      Executive Officer (Principal
Mark J. Nielsen                   Executive Officer)


/s/ Scot M. McCormick             Director, Vice President, Chief     March 29, 2000
----------------------------      Financial Officer and Secretary
Scot M. McCormick                 (Principal Accounting Officer)


/s/ Norman M. Phipps              Director                            March 29, 2000
----------------------------
Norman M. Phipps


/s/ J. Alan Lindauer              Director                            March 29, 2000
----------------------------
J. Alan Lindauer


/s/ Stephen L. Brown              Director and Vice Chairman          March 29, 2000
----------------------------      of the Board
Stephen L. Brown


/s/ Spencer L. Brown              Director                            March 29, 2000
----------------------------
Spencer L. Brown


/s/ Robert T. Isham, Jr.          Director                            March 29, 2000
----------------------------
Robert T. Isham, Jr.

                                 EXHIBIT INDEX

     Exhibit
     Number                   Description
     ------                   -----------

     4.1/(1)/    Certificate of Incorporation, as amended.

     4.2/(2)/    Amended and Restated Bylaws of the Registrant.

     5.1*        Opinion of Winstead Sechrest & Minick P.C.

     23.1*       Consent of King Griffin & Adamson P.C.

     23.2*       Consent of Winstead Sechrest & Minick P.C. (included as part of
                 Exhibit 5.1)

     24.1*       Power of Attorney (See Page II-1 of this Registration
                 Statement)

     99.1*       Avery Communications, Inc. 1999 Flexible Incentive Plan

-----------------------
*  Filed herewith
/(1)/ Incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-65133)
/(2)/ Incorporated herein by reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2 (File No. 333-65133)